Exhibit 10.9

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 16th day of June, 2021, by and between Roth CH Acquisition III Co., a Delaware corporation (the “Company”), and the undersigned (“Subscriber”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Transaction Agreement (as defined below).

WHEREAS, the Company and the other parties named therein propose to enter into Business Combination Agreement (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Transaction Agreement”), pursuant to which, inter alia, (i) a direct, wholly owned subsidiary of the Company will be merged with and into BCP QualTek Investors, LLC, a Delaware limited liability company (the “Blocker”), with the Blocker surviving as a wholly owned subsidiary of the Company (the “Blocker Merger”), (ii) immediately after the Blocker Merger, the Blocker will be merged with and into the Company, with the Company as the surviving company (the “Buyer Merger”), and (iii) immediately after the Buyer Merger, a direct, wholly owned subsidiary of the Company will be merged with and into BCP QualTek HoldCo, LLC, a Delaware limited liability company (“QualTek”), with QualTek as the surviving company (the “QualTek Merger”), in each case, on the terms and subject to the conditions set forth therein (the Blocker Merger, the Buyer Merger and the QualTek Merger, together with the other transactions contemplated by the Transaction Agreement, the “Transactions”);

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Company that number of the Company’s common stock, par value $0.0001 per share (including securities issued in respect thereof or related thereto (including, but not limited to the Class A Common Stock (as defined below) into which shares shall convert in connection with the Transactions, the “Common Stock”), set forth on the signature page hereto (the “Shares”) for a purchase price of $10.00 per share (the “Per Share Price”) and the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company on or prior to the Closing (as defined below);

WHEREAS, in connection with the Transactions, the Company’s Amended and Restated Certificate of Incorporation will be amended and restated (as amended and restated, the “Second A&R Certificate of Incorporation”) to, among other things, authorize Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”) and, upon the effectiveness of the Second A&R Certificate of Incorporation and the consummation of the Transactions, all shares of Common Stock outstanding at such time shall automatically convert into an equivalent number of shares of Class A Common Stock and any right or obligation to issue or purchase shares of Common Stock in effect at such time (including such rights and obligations with respect to the issuance and purchase of the Shares contemplated hereby) shall automatically convert into the right and obligation to issue or purchase an equivalent number of shares of Class A Common Stock; and

WHEREAS, in connection with the Transactions, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and/or “accredited investors” (within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)) have entered into separate subscription agreements with the Company (the “Other Subscription Agreements”) substantially similar to this Subscription Agreement, pursuant to which all such investors have, together with Subscriber pursuant to this Subscription Agreement, agreed, severally but not jointly with Subscriber and the subscribers to the Other Subscription Agreements, to purchase shares of Common Stock at the Per Share Price.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.            Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Shares on the terms and conditions set forth herein.

2.            Representations, Warranties and Agreements.

2.1            Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Shares to Subscriber, Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1            If Subscriber is not an individual, Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2            If Subscriber is not an individual, this Subscription Agreement has been duly authorized, executed and delivered by Subscriber. If Subscriber is an individual, the signature on this Subscription Agreement is genuine, and Subscriber has legal competence and capacity to execute the same. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3            The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) if Subscriber is not an individual, result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries; or (iii) result in any violation of any law or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would materially affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.

2.1.4            Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A hereto, (ii) is acquiring the Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of any such account is an accredited investor and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Shares. Subscriber understands and acknowledges that the purchase of the Shares pursuant to this Agreement meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

2.1.5            Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber (other than to the Company or any investment fund or managed account managed by the same investment adviser as Subscriber or having the same general partner or an affiliated general partner and which investment fund or managed account shall be deemed to make the same representations as Subscriber hereunder (each, a “Subscriber Affiliate”)), absent an effective registration statement under the Securities Act with respect to the Shares or an opinion of counsel reasonably satisfactory to the Company that such registration statement is not required and an applicable exemption from the registration requirements of the Securities Act is available, and that any certificates or book entries representing the Shares shall contain a legend to such effect. Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber acknowledges that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, pledge or transfer of any of the Shares.

2.1.6            Subscriber acknowledges that there have been no representations, warranties, covenants or agreements made to Subscriber by or on behalf of the Company, QualTek or their respective affiliates or any of their respective subsidiaries, control persons, officers, directors, employees, partners, agents or representatives or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company included in this Subscription Agreement. Subscriber hereby expressly and irrevocably acknowledges and agrees that, with respect to the transactions contemplated hereby, he, she or it has not relied on any other representations, warranties, covenants, agreements or statements (including by omission) and all other purported representations, warranties, covenants, agreements or statements (including by omission) are hereby disclaimed by Subscriber with respect to the transactions contemplated hereby.

2.1.7            Subscriber represents and warrants that (i) it is not a Benefit Plan Investor as contemplated by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) its acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

2.1.8            In making its decision to purchase the Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and upon the representations and warranties of the Company made in this Subscription Agreement. Subscriber acknowledges and agrees that Subscriber has received and has had an adequate opportunity to review, and ask questions with respect to, such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Shares and has made its own assessment and is satisfied concerning the relevant tax, legal and other economic considerations relevant to Subscriber’s investment in the Shares. Without limiting the generality of the foregoing, Subscriber acknowledges that it has reviewed the documents provided to Subscriber by the Company. Subscriber represents and warrants that Subscriber has had the full opportunity to ask such questions, receive such answers and obtain such information regarding the Company, QualTek and the Transactions, as Subscriber has deemed necessary to make an investment decision with respect to the Shares. Subscriber acknowledges that no disclosure or any information received by Subscriber has been prepared by any of Roth Capital Partners, LLC or Craig-Hallum Capital Group LLC (collectively, the “Placement Agents”) and that the Placement Agents and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Company. Subscriber acknowledges that it has not relied on any statements or other information provided by the Placement Agents or any of the Placement Agents’ affiliates with respect to its decision to invest in the Shares, including information related to the Company, the Shares and the offer and sale of the Shares.

2.1.9            Subscriber became aware of this offering of the Shares solely (i) by means of direct contact from one or both of the Placement Agents or (ii) directly from the Company as a result of a pre-exiting, substantial relationship with the Company, and the Shares were offered to Subscriber solely by direct contact between Subscriber and any of the Placement Agents or the Company. Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Placement Agents have not acted as its financial advisor or fiduciary. Subscriber acknowledges that the Shares (A) were not offered by any form of general solicitation or general advertising and (B) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any other federal, state or foreign securities laws.

2.1.10            Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber understands and acknowledges that the purchase and sale of the Shares hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

2.1.11            Subscriber represents and acknowledges that Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Shares, has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber further acknowledges specifically that a possibility of total loss of investment exists and that it is able to fend for itself in the transactions contemplated hereby.

2.1.12            Subscriber understands and acknowledges that no federal, state or other agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.

2.1.13            Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), in any Executive Order issued by the President of the United States and administered by OFAC, or in any other list of prohibited or restricted parties promulgated by OFAC, the Department of Commerce, or the Department of State (“Sanctions Lists”), or a person or entity prohibited by or restricted under any OFAC sanctions program, (ii) greater than 50% owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on any Sanctions List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Myanmar, Venezuela, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a “Designated National” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited  Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the Sanctions Lists. Subscriber further represents and warrants that it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

2.1.14            Subscriber is not a “foreign person,” “foreign government,” or a “foreign entity,” in each case, as defined in Section 721 of the Defense Production Act of 1950, as amended, including, without limitation, all implementing regulations thereof (the “DPA”). Subscriber is not controlled, in whole or in part, by a “foreign person,” as defined in the DPA. No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire substantial interest in the Company as a result of the sale of securities to Subscriber such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of securities hereunder.

2.1.15            Subscriber will have sufficient available funds at the Closing to pay the Purchase Price pursuant to Section 3.1.

2.1.16            Subscriber represents that no disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to Subscriber, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

2.1.17            Subscriber acknowledges that certain information provided to it was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

2.1.18            Subscriber acknowledges that the Placement Agents (i) have not provided Subscriber with any information or advice with respect to the Shares, (ii) have not made any representation or warranty, express or implied as to the Company, QualTek, their credit quality, the Shares, the Transactions or the transactions contemplated hereby, or Subscriber’s purchase of the Shares, (iii) have not acted as Subscriber’s financial advisor or fiduciary in connection with the issue and purchase of Shares, (iv) may have acquired, or may acquire, non-public information with respect to the Company and QualTek which Subscriber agrees need not be provided to it, (v) may have existing or future business relationships with QualTek and the Company (including, but not limited to, lending, depository, risk management, advisory and banking relationships) and will pursue actions and take steps that it deems necessary or appropriate to protect its interests arising therefrom without regard to the consequences for a holder of Shares, and that certain of these actions may have material and adverse consequences for a holder of Shares.

2.1.19            Subscriber acknowledges that it has not relied on the Placement Agents in connection with its determination as to the legality of its acquisition of the Shares or as to the other matters referred to herein and Subscriber has not relied on any investigation that the Placement Agents, any of their respective affiliates or any person acting on their behalf have conducted with respect to the Shares, QualTek or the Company. Subscriber further acknowledges that it has not relied on any information contained in any research reports prepared by the Placement Agents or any of their respective affiliates.

2.2            Company’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Shares, the Company hereby represents and warrants to Subscriber and agrees with Subscriber as follows:

2.2.1            The Company has been duly incorporated and is validly existing as a corporation in good standing under the Delaware General Corporation Law (the “DGCL”), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.2.2            The Shares have been duly authorized and, when issued and delivered to Subscriber against full payment for the Shares in accordance with the terms of this Subscription Agreement and registered with the Transfer Agent (as defined in Section 4.4), the Shares will be validly issued, fully paid and non-assessable and the Shares will not have been authorized in violation of or subject to any preemptive or similar rights created under the Company’s Amended and Restated Certificate of Incorporation, bylaws or any agreement to which the Company is a party or under the DGCL.

2.2.3            This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.2.4            The execution, delivery and performance of this Subscription Agreement (including compliance by the Company with all of the provisions hereof) and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole, after giving effect to the Transaction (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any law or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

2.2.5            Neither the Company nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the Securities Act.

2.2.6            Neither the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares.

2.2.7            The Company has provided Subscriber an opportunity to ask questions regarding the Company and made available to Subscriber all the information reasonably available to the Company that Subscriber has requested for deciding whether to acquire the Shares.

2.2.8            No Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) under the Securities Act is applicable. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1) under the Securities Act.

2.2.9            Until the earliest of (i) the first date on which the undersigned can sell all of its Shares, under Rule 144 under the Securities Act (“Rule 144”) without limitation as to the manner of sale, current public information or the amount of such securities that may be sold and (ii) the date on which such Shares have actually been sold in a transaction in which the purchaser does not receive “restricted securities” (as that term is defined for purposes of Rule 144), the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

2.2.10            Following the Disclosure Time (as defined in Section 9) or otherwise as required by applicable law, the Company covenants and agrees that neither it, nor any other person acting on its behalf will provide any Subscriber or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Subscriber shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that Subscriber shall be relying on the foregoing covenant in effecting transactions in securities of the Company; provided, that each Subscriber shall be solely responsible for its compliance with federal, state and foreign securities laws.

2.2.11            From the date hereof until 60 days after the Effective Date (as defined in Section 4.4), neither the Company nor any subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents. Notwithstanding the foregoing, this Section 2.2.11 shall not apply in respect of an Exempt Issuance. “Common Stock Equivalents” means any securities of the Company or any of its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock. “Exempt Issuance” means the issuance of (i) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by the board of directors of the Company, (ii) securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding as of the Closing Date (including any such securities issued in connection with the Transactions (including any Common Units of QualTek exchangeable for Class A Common Stock following the consummation of the Transactions)), provided that such securities will not be amended until 60 days after the Effective Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than pursuant to customary anti-dilution provisions) or to extend the term of such securities and provided further that (a) no more than an aggregate of $49,528,418.27 of convertible notes or other equity or debt securities issued by QualTek or any other party shall convert, or be convertible or exchangeable, into Common Stock of the Company at a price per share lower than the Per Share Price and (b) no more than an aggregate of $30M of preferred stock and accrued interest issued by QualTek or any other party shall convert, or be convertible, into Common Stock of the Company, (iii) equity securities issued pursuant to acquisitions or strategic transactions approved by the board of directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require the filing of any registration statement in connection therewith during the prohibition period in this Section 2.2.11, and provided that any such issuance shall only be to a counterparty (or to the equityholders of a counterparty) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (iv) shares and securities issued in connection with the Transactions (including shares of Class A Common Stock) and (v) shares of Common Stock issuable pursuant to Other Subscription Agreements on terms and conditions that are substantially similar to the terms and conditions hereunder entered into prior to the earlier of (A) the initial filing of the registration statement required pursuant to the Registration Rights Agreement and (B) the Filing Date (as defined in the Registration Rights Agreement).

2.2.12            As of the date of this Subscription Agreement, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock. As of the date of this Subscription Agreement, 14,783,000 shares of Common Stock are issued and outstanding and (ii) 2,977,000 shares of Common Stock are reserved for issuance upon the exercise of warrants (“Warrants”) to purchase shares of Common Stock. All (i) issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. As of the date hereof, except as set forth above or in the Other Subscription Agreements or the Transaction Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any shares of Common Stock or other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, other than the subsidiaries created for purposes of the Transaction, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than (A) as set forth in the Company’s filings with the Securities and Exchange Commission (the “Commission”), together with any amendments, restatements or supplements thereto (the “SEC Documents”) and (B) as contemplated by the Transaction Agreement. Except as disclosed in the SEC Documents, the Company had no outstanding indebtedness and will not have any outstanding long-term indebtedness as of immediately prior to the Closing, except that that the Company may have improperly accounted for its outstanding warrants as equity instruments and may be required to restate its previously filed financial statements to reflect the classification of its outstanding warrants as liabilities for accounting purposes (the “Warrant Accounting Issue”). The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any third-party. There are no outstanding securities or instruments of the Company with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company. Other than as contemplated by the Transaction Agreement (including any Common Units of QualTek exchangeable for Class A Common Stock following the consummation of the Transactions), there are no outstanding securities or instruments of the Company or any subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company.

2.2.13            The Company has filed all SEC Documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, and the Company has filed such materials on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension, except for its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act as applicable to the SEC Documents and the rules and regulations of the Commission promulgated thereunder, except for the Warrant Accounting Issue. None of the SEC Documents, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for the Warrant Accounting Issue. There are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents. Except for the Warrant Accounting Issue, the financial statements contained in the SEC Documents have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.2.14            The Company has not entered into any side letter or similar agreement with a subscriber under any Other Subscription Agreement (an “Other Subscriber”) in connection with such Other Subscriber’s direct or indirect investment in the Company. No Other Subscription Agreements will be amended in any material respect following the date of this Subscription Agreement except as provided in Section 7.4, and each Other Subscription Agreement reflects the same Per Share Purchase Price and terms that are not materially more favorable to such Other Subscriber thereunder than the terms of this Subscription Agreement. If, and whenever on or after the date hereof, the Company enters into an Other Subscription Agreement pursuant to which the terms and conditions are more favorable to the Other Subscriber, this Subscription Agreement and the Registration Rights Agreement (if applicable) shall be, without any further action by the Subscriber or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Subscriber shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Other Subscription Agreement.

2.2.15            The Company is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority, (iii) in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters or (iv) in violation of the provisions of its organizational documents, except, with respect to clauses (i) through (iii), in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

2.2.16            There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign). There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any subsidiary under the Exchange Act or the Securities Act.

2.2.17            Other than the fees and expenses of the Placement Agents and certain financial advisors to QualTek, there are no brokerage or finder’s fees or commissions that are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker or bank with respect to the Transactions. Subscriber shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any third party for fees of a type contemplated in this Section 2.2.16 that may be due in connection with the transactions contemplated by this Subscription Agreement.

2.2.18            The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from the Nasdaq Capital Markets (“Nasdaq”) to the effect that the Company is not in compliance with the listing or maintenance requirements of Nasdaq, other than the notice from Nasdaq described in the Company’s Form 8-K filed on June 3, 2021. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the Nasdaq or the Commission with respect to any intention by such entity to deregister the Common Stock or prohibit or terminate the listing of the Common Stock on the Nasdaq.

2.2.19            The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Subscriber as a result of Subscriber and the Company fulfilling their obligations or exercising their rights under this Subscription Agreement and the Other Subscription Agreements.

2.2.20            The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within the foreseeable future other than as a result of a failure to complete a Business Combination within the meaning of the Company’s Amended and Restated Certificate of Incorporation.

2.2.21            The Company is not, and immediately after receipt of payment for the Shares and the shares sold pursuant to the Other Subscription Agreements, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an Affiliate (as defined in Rule 144 under the Securities Act) of an “investment company.”

2.2.22            Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1, (i) no registration under the Securities Act is required for the offer and sale of the Shares by the Company to Subscriber in the manner contemplated by this Subscription Agreement and (ii) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or special filing with any Regulatory Authority is required on the part of the Company in connection with the consummation of the offer and sale of the Shares contemplated by this Subscription Agreement. For the purposes of this Section 2.2.21, “Regulatory Authority” shall mean (A) any federal, state or local governmental authority, (B) any national securities association or securities exchange, including, for the avoidance of doubt, Nasdaq, (C) the Commission, (D) the Financial Industry Regulatory Authority, or (E) any other regulatory body of a similar nature.

2.2.23            Substantially concurrently with the Closing of this Subscription Agreement, the Company, QualTek, and other parties named therein, shall consummate the Transactions.

3.            Settlement Date and Delivery.

3.1            Closing. The closing of the transactions contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transactions. The Closing shall occur on the closing date of, and immediately prior to, the consummation of the Transactions. Not less than five (5) business days prior to the scheduled closing of the Transaction, the Company (or an agent acting on its behalf) shall provide written notice to Subscriber (the “Closing Notice”) of the anticipated date that the Company reasonably expects all conditions to the closing of the Transactions to be satisfied (and, to the extent requested by the Subscriber, an executed Form W-9). On the closing date specified in the Closing Notice (the “Closing Date”), Subscriber shall deliver to an account specified by the Company in the Closing Notice (which account shall not be an escrow account), the Purchase Price for the Shares by wire transfer of United States dollars in immediately available funds. On the Closing Date, the Company shall issue the Shares to Subscriber and subsequently cause the Shares to be registered in book-entry form in the name of Subscriber (or its nominee in accordance with its written delivery instructions) on the Company’s share register and provide, on the Closing Date, reasonable evidence of the same; provided, however, that the Company’s obligation to issue the Shares to Subscriber is contingent upon the Company having received the Subscription Amount in full in accordance with this Section 3.1. In the event the Closing does not occur within two business days of the Closing Date, the Company shall promptly (but not later than two business days after the Closing Date) return the Purchase Price to Subscriber by wire transfer in immediately available funds to the account specified by Subscriber; provided, that unless this Subscription Agreement has been validly terminated pursuant to Section 6, neither the failure of the Closing to occur on the Closing Date specified in the Closing Notice nor such return of the Purchase Price shall (i) terminate this Subscription Agreement, (ii) be deemed to be a failure of the conditions to Closing set forth in Section 3.2 or (iii) otherwise relieve any party of its obligations hereunder, including Subscriber’s obligation to redeliver the Purchase Price and purchase the Shares at the Closing in the event the Company delivers a subsequent Closing Notice.

3.2            Conditions to Closing.

3.2.1            The Closing shall be subject to the satisfaction or valid waiver by the Company, on the one hand, or Subscriber, on the other, of the conditions that, on the Closing Date:

(i)            No suspension of the qualification of the Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred.

(ii)           No governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby.

(iii)          All conditions precedent to the closing of the Transactions under the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement and other than those conditions which, by their nature, are to be satisfied at the closing of the Transactions, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement) or waived by the party entitled to the benefit thereof under the Transaction Agreement and the closing of the Transactions shall be scheduled to occur substantially concurrently with and on the same day as the Closing.

3.2.2            The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date:

(i)            All representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (except that (A) representations and warranties expressly made as of an earlier date shall be true and correct in all material respects as of such date; and (B) representations and warranties already qualified as to materiality shall be true and correct in all respects), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be so true and correct in all respects as of such date).

(ii)            Subscriber shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement to be performed or complied with prior to the Closing.

(iii)            Subscriber shall have delivered a duly executed counterpart to the Registration Rights Agreement in the form of Exhibit A attached hereto (the “Registration Rights Agreement”).

3.2.3            The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on the Closing Date:

(i)            All representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (except that (A) representations and warranties expressly made as of an earlier date shall be true and correct in all material respects as of such date; and (B) representations and warranties already qualified as to materiality or Material Adverse Effect shall be true and correct in all respects), and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements contained in this Subscription Agreement as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be so true and correct in all respects as of such date).

(ii)            The Company shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement to be performed or complied with prior to the Closing.

(iii)            There shall have been no amendment, waiver or modification to any Other Subscription Agreement that materially benefits such Other Subscriber thereunder unless Subscriber has been offered the same benefits.

(iv)            The Company shall have delivered a duly executed counterpart to the Registration Rights Agreement.

(v)            The Company shall have filed with the Nasdaq an application for the listing of the Shares and the Shares shall have been approved for listing on Nasdaq, subject to official notice of issuance.

4.            Transfer Restrictions.

4.1            The Shares may only be resold, transferred, pledged or otherwise disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement, Rule 144 or another applicable exemption from the registration requirements of the Securities Act, or a transfer to the Company, one or more Subscriber Affiliates or to a lender to Subscriber pursuant to a pledge and, thereafter, a transferee thereof pursuant to a foreclosure of Subscriber, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Subscription Agreement and the Registration Rights Agreement and such transferee and each Subscriber Affiliate transferee and each lender transferee and their subsequent transferees shall have the rights and obligations of Subscriber under this Agreement and the Registration Rights Agreement.

4.2            The Company acknowledges and agrees that Subscriber may from time to time pledge pursuant to a bona fide margin agreement or prime brokerage agreement or grant a security interest in some or all of the Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, Subscriber may transfer pledged or secured Shares to the pledgees or secured parties thereunder. Such a pledge or transfer would not be subject to approval of the Company, and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith; further, no notice shall be required of such pledge; provided that Subscriber and its pledgee shall be required to comply with other provisions of this Section 4 in order to effect a sale, transfer or assignment of the Shares to such pledgee. At Subscriber’s expense, the Company, will execute and deliver such reasonable documentation as a pledgee or secured party of the Shares, may reasonably request in connection with a pledge or transfer of the Shares.

4.3            Subscriber agrees to the imprinting, so long as is required by this Section 4, of a legend on any of the Shares, in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS SECURITY.

4.4            In addition, the Company shall cause the transfer agent for the Shares (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares within two (2) trading days of any such request therefor from Subscriber, provided that the Company and the Transfer Agent have timely received from Subscriber customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith. Subject to receipt from Subscriber by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, including, if required by the Transfer Agent, a duly executed legend removal certificate from the Subscriber in the form of Exhibit B attached hereto and an opinion of the Company’s counsel, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, Subscriber may request that the Company remove any legend from the book entry position evidencing its Shares following the earliest of such time as such Shares (i) are subject to an effective registration statement, (ii) have been or are about to be sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Shares (the earliest of such dates contemplated by the foregoing clauses (i)-(iii), the “Effective Date”).

4.5            Subscriber agrees with the Company that Subscriber will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from instruments representing Shares, as set forth in this Section 4 is predicated upon the Company’s reliance upon this understanding.

5.            Additional Investor Agreements. Subscriber hereby agrees that, from the date of this Subscription Agreement until the Closing (or such earlier termination of this Subscription Agreement in accordance with its terms), none of Subscriber, nor any person or entity acting on behalf of Subscriber or pursuant to any understanding with Subscriber will engage in any Short Sales with respect to securities of the Company; provided, however, that this restriction shall lapse upon the date when the last reported sale price of the Company’s common stock on its principal trading market equals or exceeds $20.00 per share, subject to adjustment for reverse and forward stock splits and the like. For purposes of this Section 5, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the Transaction (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales, (ii) nothing in this Section 5 shall restrict Subscriber’s ability to maintain bona fide hedging positions in respect of the warrants of the Company held by Subscriber as of the date hereof and (iii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, this Section 5 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscription Amount covered by this Subscription Agreement.

6.            Termination. Except for the provisions of Sections 6, 7 and 9, which shall survive any termination hereunder, this Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof provided that any monies paid by the Subscriber to the Company in connection herewith shall promptly (and in any event within one (1) business day) following such termination be returned to Subscriber, upon the earliest to occur of (i) such date and time as the Transaction Agreement is validly terminated in accordance with its terms or (ii) upon the mutual written agreement of the Subscriber and the Company to terminate this Subscription Agreement or (iii) if the conditions to Closing set forth in Section 3 of this Subscription Agreement are not capable of being satisfied (or waived) on or prior to February 16, 2022 and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be or are not consummated at the Closing or (iv) if the Closing shall not have occurred on or before February 16, 2022; provided, that, subject to the limitations set forth in Section 10, nothing herein will relieve any party from liability for any willful breach hereof (including, for the avoidance of doubt, Subscriber’s willful breach of Section 3.2.3 as of the Closing Date) prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify Subscriber in writing of the termination of the Transaction Agreement promptly after its valid termination in accordance with its terms.

7.            Miscellaneous.

7.1            Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated hereby.

7.1.1            Subscriber acknowledges that the Company, QualTek, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company, QualTek and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case Subscriber shall notify the Company, QualTek and the Placement Agents if they are no longer accurate in all respects). The Company acknowledges that Subscriber will rely on the acknowledgements, understandings, agreements, representations and warranties made by the Company contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Company shall notify Subscriber if they are no longer accurate in all respects).

7.1.2            The Company and QualTek (which is an express third party beneficiary of this Subscription Agreement) are each entitled to rely upon this Subscription Agreement and are each authorized to produce a form of this Subscription Agreement to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

7.1.3            The Company may request from Subscriber such additional information as the Company may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall use reasonable best efforts to provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

7.2            Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)            if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii)            if to the Company (prior to the Transaction closing), to:

Roth CH Acquisition III Co.

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

Attention: Byron Roth

E-mail:

with a required copy to (which copy shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue, 19th Floor

New York, NY 10154

Attention: Mitchell S. Nussbaum, Esq.

E-mail:

(iii)            if to the Company (following the Transaction closing), to:

QualTek Holdings, Inc.

475 Sentry Parkway E, Suite 200

Blue Bell, PA 19422

Attention: Scott Hisey

E-mail:

with a required copy to (which copy shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Michael E. Weisser, P.C., Matthew S. Arenson, P.C., Timothy Cruickshank, P.C., and Erika P. López

E-mail:

7.3            Entire Agreement. This Subscription Agreement, together with the Registration Rights Agreement, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, except that any confidentiality agreement with respect to Subscriber or its affiliates shall remain in full force and effect. Except as otherwise expressly set forth in Section 6, Sections 7.1.1 and 7.1.2, this Section 7.3 and Sections 7.4, 7.5, 7.6, 7.7 and 7.17, this Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

7.4            Modifications and Amendments. This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by the Company and a majority in interest of, collectively, Subscriber and subscribers party to the Other Subscription Agreements; provided, however, any material modification, waiver or termination to the terms of the transactions contemplated under this Subscription Agreement shall require the prior written consent of the Subscriber if the Subscriber (along with any affiliated Other Subscribers of the Subscriber) has an aggregate Purchase price of at least $10 million.

7.5            Waivers and Consents. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the Company, QualTek and a majority in interest of, collectively, Subscriber and subscribers party to the Other Subscription Agreements; provided, however, any material modification, waiver or termination to the terms of the transactions contemplated under this Subscription Agreement shall require the prior written consent of the Subscriber if the Subscriber (along with any affiliated Other Subscribers of the Subscriber) has an aggregate Purchase price of at least $10 million. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Subscription Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

7.6            Assignment. Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned; provided, however, that (i) the Company may transfer its rights (but not obligations) hereunder solely in connection with the consummation of the Transactions and exclusively to another entity under the control of, or under common control with, the Company and (ii) Subscriber may, with prior written notice, transfer its rights and obligations hereunder to another one or more investment fund or account managed or advised by the same manager as Subscriber (or a related party or affiliate) defined above as a Subscriber Affiliate or a lender and, through a lender, a transferee of the lender upon default (provided that prior to such assignment by Subscriber any such assignee shall agree in writing to be bound by the terms of this Subscription Agreement and the Registration Rights Agreement). Notwithstanding the foregoing, no assignment pursuant to this Section 7.6 shall relieve Subscriber of its obligations hereunder.

7.7            Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. The parties hereto acknowledge and agree that (i) this Subscription Agreement is being entered into in order to induce the Company and QualTek to execute and deliver the Transaction Agreement and without the representations, warranties, covenants and agreements of the Company and Subscriber hereunder, the Company and QualTek would not enter into the Transaction Agreement, (ii) each representation, warranty, covenant and agreement of Subscriber hereunder is being made also for the benefit of QualTek and (iii) QualTek may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) each of the covenants and agreements in this Subscription Agreement of (A) Subscriber in respect of its obligations under Sections 1, 3.1 and 7.1 and (B) the Company in respect of its obligations under Sections 1, 3.1 and 7.1, in each case pursuant to the terms and subject to the conditions set forth in this Subscription Agreement.

7.8            Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

7.9            Consent to Jurisdiction; Waiver of Jury Trial. The parties hereto agree to submit any matter or dispute resulting from or arising out of the execution, performance, interpretation, breach or termination of this Agreement to the exclusive jurisdiction of, first, the Chancery Court of the State of Delaware or, if such court declines jurisdiction, the Federal District Court for the District of Delaware. Each of the Parties agrees that service of any process, summons, notice or document in the manner set forth in Section 7.2 hereof or in such other manner as may be permitted by applicable law, shall be effective service of process for any proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 7.9. Each of the parties hereto irrevocably and unconditionally agrees that it is subject to, and hereby submits to, the personal jurisdiction of the courts located in the State of Delaware for any action, suit or proceeding arising out of this Subscription Agreement or the transactions contemplated hereby and waives any objection to the laying of venue in the Chancery Court of the State of Delaware or, if such court declines jurisdiction, the Federal District Court for the District of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO A TRIAL BY JURY.

7.10            Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

7.11            No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

7.12            Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

7.13            Expenses. Except for placement fees payable to the Placement Agents, the Company has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance and sale of the Shares, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of the Company. Each of the parties hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated hereby (it being agreed that the Commission registration fee with respect to the Shares will be paid solely by the Company).

7.14            Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

7.15            Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

7.16            Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

7.17            Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that QualTek shall be entitled to specifically enforce Subscriber’s obligations to fund the Purchase Price and the provisions of this Subscription Agreement of which QualTek is an express third-party beneficiary, in each case, on the terms and subject to the conditions set forth in this Subscription Agreement. The parties hereto further agree not to assert that a remedy of specific enforcement pursuant to this Section 7.17 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. The parties acknowledge and agree that this Section 7.17 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

8.            Non-Reliance and Exculpation. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement (including by omission), representation or warranty made by any person, firm or corporation (including, without limitation, QualTek or the Placement Agents or any of their respective affiliates, control persons, officers, directors, employees, partners, agents, and any representatives of any of the foregoing), other than the statements, representations and warranties of the Company expressly contained in Section 2.2 of this Subscription Agreement, in making its investment or decision to invest in the Company. Subscriber acknowledges and agrees that none of QualTek or the Placement Agents or any of their respective affiliates (other than the Company), control persons, officers, directors, employees or representatives shall have any liability to Subscriber, or to any other subscriber, pursuant to, arising out of or relating to this Subscription Agreement or any Other Subscription Agreement related to the private placement of the Shares, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby.

9.            Disclosure. As promptly as practicable following the date hereof, but in no event later than two business days thereafter, the Company shall issue one or more press releases or file with the Commission a Current Report on Form 8-K (the time of such issuance or filing, “Disclosure Time”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and the Transaction and any other material non-public information that the Company, QualTek or any of their respective representatives provided to the Subscriber at any time prior to the Disclosure Time. Subscriber acknowledges that a form of this Subscription Agreement will be filed with the Commission as an exhibit to such Current Report on Form 8-K. From and after the Disclosure Time, the Company represents to Subscriber that it shall have publicly disclosed all material, non-public information delivered to Subscriber by the Company, QualTek or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Subscription Agreement and the Transaction Agreement and thereafter Subscriber shall not be in possession of any material non-public information received from the Company, QualTek or any of their respective officers, directors, employees or agents (including the Placement Agents) relating to the transactions contemplated by this Subscription Agreement, and the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, QualTek or any of their respective officers, directors, agents, employees or affiliates on the one hand, and any of Subscribers or any of their affiliates on the other hand, shall terminate.

10.            Trust Account Waiver. Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Subscriber further acknowledges that, as described in the Company’s prospectus relating to its initial public offering (the “IPO”) dated March 4, 2021 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of Company’s IPO and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Company, its public shareholders and the underwriters of Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 10 shall be deemed to limit any Subscriber’s right, title, interest or claim to the Trust Account by virtue of Subscriber’s record or beneficial ownership of securities of the Company acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

ROTH CH ACQUISITION III CO.

By:
Name:
Title:

[SIGNATURE PAGE OF SUBSCRIBER FOLLOWS]

[SIGNATURE PAGE OF SUBSCRIBER]

Accepted and agreed this 16th day of June, 2021.

IN WITNESS WHEREOF, the undersigned has caused this Subscription Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name(s) of Subscriber:____________________________________________________________________________________________

Signature of Authorized Signatory of Subscriber:________________________________________________________________________

Name of Authorized Signatory:_______________________________________________________________________________________

Title of Authorized Signatory:________________________________________________________________________________________

Address for Notice to Subscriber:

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

Attention:________________________________________________________________________________________________

Email:____________________________________________________________________________________________________

Telephone No.:_____________________________________________________________________________________________

Address for Delivery of Shares to Subscriber (if not same as address for notice):

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

Subscription Amount: $_________________________

Number of Shares:_____________________________

EIN Number:__________________________________

Subscriber must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice.

If Subscriber wants certificated Shares rather than book-entry form, indicate here: _____

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):
	1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).
	2.	☐ We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):
	1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”
	2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS
(Please check the applicable box) SUBSCRIBER:
	☐	is:
	☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Exchange Act; any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐	Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer

☐	Any natural person whose individual net worth, or joint net worth with that person's spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth under this category: (a) the person's primary residence shall not be included as an asset; (b) indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability. This category will not apply to any calculation of a person's net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that (A) such right was held by the person on July 20, 2010, (B) the person qualified as an accredited investor on the basis of net worth at the time the person acquired such right and (C) the person held securities of the same issuer, other than such right, on July 20, 2010;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person;

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests;

☐	Any entity, of a type not listed in categories (1), (2), (3), (7), or (8) above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status. In determining whether to designate a professional certification or designation or credential from an accredited educational institution for purposes of this category, the Commission will consider, among others, the following attributes: (i) the certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution, (ii) the examination or series of examinations is designed to reliably and validly demonstrate an individual's comprehension and sophistication in the areas of securities and investing, (iii) persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment and (iv) an indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable;

☐	Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

☐	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1): (i) With assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; and

☐	Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in the prior category and whose prospective investment in the issuer is directed by such family office pursuant to clause (iii) thereunder.

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